Exhibit 99.1

OptimizeRx’s Angelo Campano Named to MM+M 40 Under 40 List

List Celebrates Accomplished Young Talent in Medical Marketing

ROCHESTER, Mich. – February 23, 2021 – OptimizeRx Corporation (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies, physicians and patients, announced its senior vice president and principal of agency channels, Angelo Campano, has been named to MM+M’s 2021 ‘40 Under 40’ list for his accomplishments and contributions to the healthcare marketing industry.

The 40 Under 40 list shines a light on the young marketers whose leadership, thinking and digital know-how have contributed to the industry’s continued growth under challenging market conditions. The list includes individuals ranging from pharma and biotech companies, medical marketing agencies, device manufacturers, analytics firms and health media.

The award is sponsored by MM+M, the media-of-record for pharmaceutical marketing and commercialization delivering the most balanced and relevant coverage of its subject matter.

Campano has more than 18 years of experience leading digital channel partnerships and innovation.
He has been an innovator and leader in electronic health record (EHR) workflow and hub services. Over the course of his career, he has established partnerships with more than 245 EHR platforms, 100 specialty pharma partners and five communications partners to bring life sciences resources to more places at the point-of-care. Campano received PM360’s ELITE Innovator Award in 2017 and was inducted into the Medical Advertising Hall of Fame in 2014.

“As an industry trailblazer, Angelo has dedicated his career to bringing innovation to the point-of-care,” said OptimizeRx chief commercial officer, Steve Silvestro. “This award reflects the tremendous positive impact he has had on our industry and the companies he has served. We’re fortunate to have an industry leader of Angelo’s caliber on our team.”

MM+M’s GM and editor-in-chief, Steve Madden, commented: “When we started the 40 Under 40 program last year, we were blown away by the volume of smart young people doing high-caliber work. As they assume greater leadership roles, the industry should feel very secure about its fortunes in the years ahead.”

See the full list of honorees at www.mmm40under40.com/home.

MM+M will celebrate the 2021 honorees during a virtual event scheduled for March 25, 2021.

About MM+M

First published in 1966 as Medical Marketing & Media, MM+M is the media brand of record for pharmaceutical marketing and commercialization, delivering the most balanced and relevant coverage of the growing industry. The title produces an essential mix of online breaking news and analysis combined with monthly print features — timely, objective, original editorial content for an executive audience of leaders and thinkers who work in pharma, medical device, diagnostics and greater healthcare marketing. MM+M also develops conferences and live and virtual events, and engineers the industry’s premier awards program, the MM+M Awards.

About OptimizeRx

OptimizeRx is a digital health company that provides communications solutions for life science companies, physicians and patients. Connecting over half of healthcare providers in the U.S. and millions of patients through a proprietary network, the OptimizeRx digital health platform helps patients afford and stay on medications. The platform unlocks new patient and physician touchpoints for life science companies along the patient journey, from point-of-care, to retail pharmacy, through mobile patient engagement.

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements
This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 (x807)

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

Email Contact